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                                                            EXHIBIT 10(d)



                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          This First Amendment to Employment Agreement (the "Amendment") is made and entered into this 16th day of March, 1995 by and between Interstate General Company L.P., a Delaware limited partnership (the "Company") and Gregory G. Kreizenbeck (the "President/COO").

          WHEREAS, the Company and the President/COO entered into an employment agreement dated as of March 1, 1994 (the "Agreement") which sets forth the terms of the President/COO's employment including his duties, responsibilities and authority; and

          WHEREAS, the Company wishes the President/COO to assume, and the President/COO is willing to assume, certain additional duties, responsibilities and authority; and

          WHEREAS, the parties wish to amend the Agreement to reflect the President/COO's assumption of such duties, responsibilities and authority;

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          1. Definitions. All capitalized terms used, but not defined, herein shall have the same meanings as set forth in the Agreement.

          2. Amended Delegation of Authority. The Delegation of Authority incorporated into the Agreement by Section I thereof is hereby amended by adding thereto the Supplemental Delegation of Authority attached hereto as Exhibit A.

          3. Amended Job Description. The Job Description incorporated into the Agreement by Section V thereof is hereby amended by adding thereto the Supplemental Job Description attached hereto as Exhibit B.

          4. New Title. The President/COO's title is hereby revised from "President and Chief Operating Officer - Real Estate Group" to "President and Chief Operating Officer."

          5. Effect of Amendment. Except as amended hereby, the terms and provisions of the Agreement remain in full force and effect; provided that the provisions of this Amendment shall supersede any conflicting provisions of the Agreement.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above, and the parties represent that they have the capacity and authorization, whether it be personal or by the Board of Directors, to execute this Amendment.

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                         INTERSTATE GENERAL COMPANY L.P.

                         By:  Interstate General Management Corporation
                                 Its Managing General Partner

                         By:  /s/ James J. Wilson
                              _____________________________________
                              James J. Wilson
                              President


                         /s/ Gregory G. Kreizenbeck
                         ___________________________________________
                         Gregory G. Kreizenbeck
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                                                                 Exhibit A

                        INTERSTATE GENERAL COMPANY L.P.

                    Supplemental Delegation of Authority to
                   The President and Chief Operating Officer



          1. General Expenditure Authority With Respect To Supplemental Job Description. The President/COO may authorize the expenditure of any Company funds determined by the President/COO to be necessary or appropriate in connection with the performance of the duties and responsibilities set forth in the Supplemental Job Description, provided that any single unbudgeted expenditure in excess of $100,000, or aggregate unbudgeted expenditures in excess of $250,000 per year must be approved by the CEO or the Board of Directors.

          2. General Personnel Authority With Respect To Supplemental Job Description. The President/COO may direct, or delegate authority to, any Company personnel under his direct or indirect supervision to perform services determined by the President/COO to be necessary or appropriate to fulfill the duties and responsibilities set forth in the Supplemental Job Description; provided that such authority is limited to the extent that any employment agreement between the Company and an employee limits the scope of such employee's obligation to the Company, and, provided further, that any such direction that will result in a significant alteration of duties of any officer of the Company shall be subject to approval of the CEO and the Board of Directors.

          3. Specific Personnel Authority With Respect To Supplemental Job Description. The President/COO shall have the authority to recommend to the Board of Directors any changes in the terms or conditions of employment of the employees of the Company assigned as consultants to El Comandante Operating Company, Inc. and of the President of S&E Network Inc. including any changes to any employment contracts, compensation arrangements, duties, authority, or tenure.

          4.   Consultants.  Subject to the expenditure limits set forth in
Section 1 above, the President/COO may authorize the retention of consultants and professional advisors approved by the CEO to assist in performing the duties and responsibilities set forth in the Supplemental Job Description.
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                                                            Exhibit B

                        INTERSTATE GENERAL COMPANY L.P.

                         Supplemental Job Description
                     President and Chief Operating Officer



1.   Budgeting and Planning of Certain Operations

     The President/COO shall oversee development of annual capital expenditure and operating budgets and annual operating plans of Housing Development Associates S.E. and its controlled subsidiaries (collectively "HDA") to ensure that such budgets and plans are developed in a professional manner consistent with budgets and plans of the Company's Real Estate Group. The President/COO shall review and make recommendations to the CEO regarding any proposed extraordinary transactions, expenditures or activities not contemplated by such annual budgets or plans.

2.   Supervision of Certain Personnel

     The President/COO shall directly supervise and evaluate the performance of the Company's employees assigned as consultants to El Comandante Operating Company, Inc. ("ECOC"). Jointly with the Board of Directors of S&E Network Inc. ("S&E"), the President/COO shall directly supervise and evaluate the performance of the President of S&E. Supervision and evaluation of the foregoing personnel shall include monitoring their compliance with and completion of their respective businesses' budgets and plans, including the budgets and plans described in Section 1 above.

3.   Management Organization

     The President/COO shall review periodically the management organization of S&E to evaluate the capacity of the organization to manage S&E's business in a manner consistent with business plan objectives. The President/COO shall report any recommended changes in such organization to the CEO.

4.   Administrative Oversight of Services Provided by the
     Company to Equus Gaming Company L.P.

     The President/COO shall coordinate the Company's performance of administrative services to Equus Gaming Company L.P. ("Equus") including, as appropriate (i) directing the Chief Financial Officer of the Company to establish and maintain proper accounting systems for Equus and to prepare records documenting the cost of services provided by the Company to Equus,
     (ii) assessing the Company's personnel and information system needs with respect to the performance of such services and recommending appropriate changes, if any, to the CEO and Board of Directors, and (iii) directing appropriate Company personnel to prepare, file and distribute, as appropriate, all reports, tax returns, statements or submissions required by Equus in connection with any governmental reporting obligations.